DEVELOPERS DIVERSIFIED REALTY CORPORATION
(an Ohio corporation)
11,599,134 Common Shares
UNDERWRITING AGREEMENT
December 4, 2006
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
          Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), and Deutsche Bank Securities Inc. as agent for one of its affiliates (“Deutsche Bank”), Merrill Lynch, Pierce, Fenner & Smith Incorporated as agent for one of its affiliates (“Merrill Lynch”) and J.P. Morgan Securities Inc. as agent for one of its affiliates (“JPMorgan” and, together with Deutsche Bank and Merrill Lynch, the “Forward Sellers”), at the Company’s request in connection with the letter agreement dated the date hereof between the Company and Deutsche Bank AG London, acting through Deutsche Bank as agent (the “Deutsche Bank Forward Agreement”), the letter agreement dated the date hereof between the Company and Merrill Lynch International, acting through Merrill Lynch as agent (the “Merrill Lynch Forward Agreement”) and the letter agreement dated the date hereof between the Company and JPMorgan Chase Bank, National Association, acting through JPMorgan as agent (the “JPMorgan Forward Agreement” and, together with the Deutsche Bank Forward Agreement and the Merrill Lynch Forward Agreement, the “Forward Agreements”), each relating to the forward sale by the Company, of a number of common shares, without par value, of the Company (“Common Shares”) equal to the number of Common Shares to be borrowed and sold by each of the Forward Sellers pursuant to this Agreement, confirm their respective agreements with Goldman, Sachs & Co. (the “Underwriter”) with respect to the sale by the Forward Sellers and the purchase by the Underwriter of the respective numbers of Common Shares set forth in Schedule I. Deutsche Bank AG London, Merrill Lynch International and JPMorgan Chase Bank, National Association are hereinafter referred to as the “Forward Counterparties.” The 11,599,134 Common Shares to be borrowed and sold by the Forward Sellers to the Underwriter are referred to as the “Underwritten Securities.” The Underwritten Securities to be purchased by the Underwriter and any Common Shares to be issued and sold by the Company to the Underwriter pursuant to Section 13 hereof are hereinafter called, collectively, the “Securities.”
          1. Representations and Warranties. The Company represents and warrants to the Underwriter, each Forward Seller and each Forward Counterparty, as of the date hereof, at the Applicable Time referred to in Section 1(c) and as of the Closing Date that:
     (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-139118), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities under the 1933 Act. The Company will prepare and file a prospectus supplement relating to the offering of Securities (“Prospectus Supplement”) in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such Prospectus Supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each prospectus used in connection with the offering of Securities that omitted Rule 430B Information is herein called a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The final prospectus and the applicable Prospectus Supplement in the form first furnished to the Underwriter for use in connection with the offering of Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the date thereof and any preliminary prospectuses that form a part thereof, is herein called the “Prospectus;” provided, however, that a Prospectus Supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of the Securities to which it relates.
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.
     (b) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof, and the Securities since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.”
     If immediately prior to the third anniversary (the “Renewal Deadline”) of the filing of the Original Registration Statement, any of the Underwritten Securities remain unsold by the Underwriter, the Company will prior to the Renewal Deadline (i) promptly notify you and (ii) promptly file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline (i) promptly notify you, (ii) promptly file, if it has not already done so, a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to you, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify you of such effectiveness. In addition, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form. If at any time when Securities remain unsold by the Underwriter the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify you, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to you, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify you of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement, or the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible, as the case may be. References herein to the Registration Statement relating to the Securities shall include such new automatic shelf registration statement or such new registration statement or post-effective amendment, as the case may be.
     At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
     (c) The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on December 4, 2006, and any post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.
     If applicable, any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
     At the respective times the Original Registration Statement and each amendment thereto (including amendments filed for the purpose of complying with Section 10(a)(3) of the 1933 Act) became effective, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, at the date hereof, at the Applicable Time and at the Closing Date, the Registration Statement complied, complies and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     Any preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus and the Prospectus delivered or made available to the Underwriter for use in connection with this offering was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time, any Issuer Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time and listed on Schedule II, the Statutory Prospectus (as defined below) and the information agreed to in writing by the Company and the Underwriter as the information to be conveyed orally by the Underwriter to purchasers of the Securities at the Applicable Time, as set forth on Schedule II, and including the information contained in the Preliminary Prospectus Supplement of the Company, dated the date hereof, all considered together (collectively, the “General Disclosure Package”) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The representations and warranties in the preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto, or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter, any Forward Seller or any Forward Counterparty expressly for use in the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, or the General Disclosure Package.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 5:30 p.m. (New York City time) on December 4, 2006 or such other time as agreed by the Company and the Underwriter.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities (including any identified on Schedule II hereto) that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including the documents incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.
     (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the Applicable Time and (c) at the Closing Date did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
     (e) Each Issuer Free Writing Prospectus identified on Schedule II hereto, as of its issue date and at all subsequent times through the Closing Date or until any earlier date that the Company notified or notifies the Underwriter as described in Section 6(b), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Underwriter, Forward Seller or Forward Counterparty specifically for use therein.
     (f) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has not occurred any material adverse change or any development that is reasonably likely to involve a material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (B) there have been no transactions entered into by the Company or its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise other than those in the ordinary course of business and (C) except for regular quarterly distributions on the Common Shares, and regular distributions declared, paid or made in accordance with the terms of any class or series of the Company’s preferred shares, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares.
     (g) The consolidated financial statements and supporting schedules of the Company included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis; and the supporting schedules, if any, included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein. To the best of the Company’s knowledge, the consolidated financial statements and supporting schedules of Inland Retail Real Estate Trust, Inc. (“IRRETI”) included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of IRRETI and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis and the supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information required to be stated therein. The selected financial data and the summary financial information included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus. The statements of certain revenues and expenses of the properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-14 of the 1934 Act with respect to real estate operations acquired or to be acquired. The pro forma financial statements and other pro forma financial information (including the notes thereto), included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein and the assumptions used in the preparation of such pro forma financial statements and other pro forma financial information (including the notes thereto) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.
     (h) PricewaterhouseCoopers llp, who has expressed its opinion on the audited financial statements and related schedules included in, or incorporated by reference into, the Registration Statement, is an independent registered public accounting firm within the meaning of the 1933 Act and the applicable 1933 Act Regulations.
     (i) The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Ohio, with power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; the Company is in possession of and operating in compliance with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect; and the Company is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification, except where failure to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
     (j) Each Significant Subsidiary, as defined herein, has been duly incorporated or formed and is validly existing as a corporation, partnership or limited liability company in good standing or in full force and effect under the laws of the jurisdiction of its incorporation or formation, has corporate, partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
     (k) The issued and outstanding capital shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive or other similar rights; and all of the issued and outstanding capital stock of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned directly by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
     (l) Any Common Shares to be issued and sold by the Company pursuant to Section 13 hereof have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor specified herein, will be validly issued, fully paid and non-assessable. Any Common Shares being sold pursuant to this Agreement or the Forward Agreements, as the case may be, conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus. The issuance of any Common Shares pursuant to Section 13 hereof is not subject to preemptive or other similar rights.
     (m) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or its subsidiaries, which is required to be disclosed in the Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or the Forward Agreements or the transactions contemplated herein or therein; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property is the subject which are not described in the General Disclosure Package and the Prospectus, including routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no material contracts or documents of the Company or its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.
     (n) Neither the Company nor any of its subsidiaries is in violation of its respective Articles of Incorporation or other organizational document, or its Code of Regulations or bylaws, as the case may be (the “Code of Regulations”), or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, where such defaults in the aggregate would have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution and delivery of this Agreement and the Forward Agreements and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action, and compliance by the Company with its obligations hereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations or, to the best of its knowledge, any law, administrative regulation or administrative or court order or decree; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement and the Forward Agreements, except such as has been obtained or as may be required under the 1933 Act, the 1934 Act, state securities or Blue Sky laws or real estate syndication laws in connection with the purchase and distribution of the Securities by the Underwriter.
     (o) The Company has the full right, power and authority to execute and deliver each of this Agreement and each Forward Agreement (collectively, the “Transaction Documents”) to which it is a party and perform its respective obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.
     (p) The Common Shares (if any) to be purchased by the Forward Counterparties from the Company pursuant to the Forward Agreements have been duly and validly authorized and reserved for issuance and sale to the Forward Counterparties pursuant thereto and, when issued and delivered by the Company, in accordance with the provisions of the Forward Agreements against payment of the consideration set forth therein, will be duly and validly issued, fully paid and non-assessable; and the issuance of such Common Shares will not be subject to any preemptive or similar rights.
     (q) Each of the Forward Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability; and the Forward Agreements conform in all material respects to the descriptions thereof in the Prospectus.
     (r) Starting with its taxable year ended December 31, 1993, the Company has elected under Section 856(c) of the Internal Revenue Code of 1986, as amended (the “Code”), to be taxed as a real estate investment trust (“REIT”), and such election has not been revoked or terminated. The Company has qualified as a REIT for its taxable years ended December 31, 1993 through December 31, 2005 and the Company has operated and intends to continue to operate so as to qualify as a REIT thereafter.
     (s) Starting with its taxable year ended December 31, 1996 and through its taxable year ended May 10, 2006, JDN Realty Corporation (“JDN”) has elected under Section 856(c) of the Code to be taxed as a REIT. JDN has qualified as a REIT for its taxable years ended December 31, 1994 through its taxable year ended May 10, 2006. To the best of the Company’s knowledge, starting with its taxable year ended December 31, 1995 IRRETI has elected under Section 856(c) of the Code to be taxed as a REIT. To the best of the Company’s knowledge, IRRETI has qualified as a REIT for its taxable years ended December 31, 1995 through December 31, 2005 and IRRETI has operated so as to qualify as a REIT thereafter.
     (t) Neither the Company nor any of its subsidiaries is, or will be after the consummation of the transactions contemplated by this Agreement and the Forward Agreements, required to be registered as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (u) Neither the Company nor any of its subsidiaries is, or will be after the consummation of the transactions contemplated by this Agreement and the Forward Agreements, required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by them.
     (v) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement.
     (w) None of the Company or any of its subsidiaries or any of the officers, directors, trustees or partners thereof acting on the Company’s or such subsidiaries’ behalf has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Securities.
     (x) (A) The Company or its subsidiaries have good and marketable title or leasehold interest, as the case may be, to the portfolio properties (the “Portfolio Properties”) described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by the Company or its subsidiaries (except with respect to properties described in the Registration Statement, the General Disclosure Package and the Prospectus as being held by the Company through joint ventures), in each case free and clear of all liens, encumbrances, claims, security interests and defects (collectively, “Defects”), except such as do not materially adversely affect the value of such property or interests and do not materially interfere with the use made and proposed to be made of such property or interests by the Company or such subsidiaries, as the case may be; (B) the joint venture interest in each property described in the Registration Statement, the General Disclosure Package and the Prospectus, as being held by the Company through a joint venture, is owned free and clear of all Defects except for such Defects that will not have a material adverse effect on the business, earnings or business prospects of the Company and its subsidiaries considered as one enterprise; (C) all liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or its subsidiaries are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, except for any such interests that will not have a material adverse effect on the business, earnings or business prospects of the Company and its subsidiaries considered as one enterprise; (D) none of the Company, its subsidiaries or, to the best of the Company’s knowledge, any lessee of any of the Portfolio Properties is in default under any of the leases governing the Portfolio Properties and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (E) no tenant under any of the leases pursuant to which the Company or its subsidiaries leases any of the Portfolio Properties has an option or right of first refusal to purchase the premises demised under such lease except (i) as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus and (ii) for such options or rights of first refusal that, if exercised, would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (F) each of the Portfolio Properties complies with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and (G) the Company does not have knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Portfolio Properties, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
     (y) The Company or its subsidiaries have title insurance on each of the Portfolio Properties (except with respect to each property described in the Prospectus (or documents incorporated by reference therein) as held by the Company through a joint venture) in an amount at least equal to the greater of (A) the cost of acquisition of such Portfolio Property and (B) the cost of construction of the improvements located on such Portfolio Property except, in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; the joint venture owning each property described in the Prospectus (or documents incorporated by reference therein) as held by the Company through a joint venture has title insurance on such property in an amount at least equal to the greater of (A) the cost of acquisition of such Portfolio Property by such joint venture and (B) the cost of construction of the improvements located on such Portfolio Property, except in each case, where the failure to maintain such title insurance would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
     (z) The mortgages and deeds of trust encumbering the Portfolio Properties are not convertible and neither the Company nor any of its subsidiaries hold a participating interest therein and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned by the Company or its subsidiaries.
     (aa) The Company has no knowledge of (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the Portfolio Properties or of (b) any unlawful spills, releases, discharges or disposals of Hazardous Materials that have occurred or are presently occurring from the Portfolio Properties as a result of any construction on or operation and use of the Portfolio Properties, which presence or occurrence would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. In connection with the construction on or operation and use of the Portfolio Properties, the Company represents that, as of the date of this Agreement, the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
     (bb) No relationship, direct or indirect, exists between or among any of the Company or its subsidiaries, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or its subsidiaries, on the other hand, which is required by the 1933 Act, the 1934 Act, the 1933 Act Regulations or the 1934 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
     (cc) The Company and its subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-

Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct. Except as described in the Prospectus, with respect to stock options or other equity incentive grants (collectively, “Awards”) granted subsequent to the adoption of the Sarbanes-Oxley Act on July 31, 2002 pursuant to the equity-based compensation plans of the Company and its subsidiaries (the “Equity Plans”), (i) no stock options have been granted with an exercise price based upon a price of the Common Shares on a date occurring prior to the date of approval of such grant, (ii) each such grant was made in accordance with the material terms of the Equity Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange, Inc. (the “NYSE”), and (iii) each such grant has been properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission.
     (dd) Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) in accordance with the rules and regulations under the Sarbanes-Oxley Act, the 1933 Act and the 1934 Act.
     (ee) The Agreement and Plan of Merger, dated October 20, 2006 (the “IRRETI Agreement”), among IRRETI, the Company and DDR IRR Acquisition LLC has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); compliance by the Company with its obligations thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations or, to the best of its knowledge, any law, administrative regulation or administrative or court order or decree; no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the IRRETI Agreement, except such as has been obtained or are contemplated; and statements in the Registration Statement, the General Disclosure Package and the Prospectus relating to the IRRETI Agreement are correct in all material respects.
     (ff) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale of the Securities hereunder.
     (gg) The Company has not distributed, or prior to the later of the Closing Date and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus (including any supplement thereto) or any other materials, if any, permitted by the 1933 Act (which were disclosed to the Underwriter and their counsel) (it being understood that no representation is made with respect to any other materials distributed by the Underwriter).
     (hh) No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, that would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any supplement thereto).
          Any certificate signed by any officer or representative of the Company and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter, each Forward Seller and each Forward Counterparty.
          2. Representations and Warranties by the Forward Sellers. Each of the Forward Sellers severally represents and warrants to the Underwriter and the Company as of the date hereof, as of the Applicable Time and as of the Closing Date as follows:
     (a) This Agreement has been duly authorized, executed and delivered by such Forward Seller and, at the Closing Date, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Underwritten Securities.
     (b) The Forward Agreement between the Company and the Forward Counterparty affiliated with such Forward Seller has been duly authorized, executed and delivered by such affiliated Forward Counterparty and constitutes a valid and binding agreement of such Forward Counterparty, enforceable against such Forward Counterparty in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (c) Such Forward Seller will, at the Closing Date, have the free and unqualified right to transfer the Underwritten Securities to be sold by such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Underwritten Securities and payment of the purchase price therefor as herein contemplated, assuming the Underwriter has no notice of any adverse claim, the Underwriter will have the free and unqualified right to transfer the Underwritten Securities purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.
          3. Purchase and Sale. (a) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Forward Seller and the Company (with respect to any Common Shares issued and sold by the Company pursuant to Section 13 hereto), severally and not jointly, hereby agrees to sell to the Underwriter, and the Underwriter agrees to purchase from each Forward Seller and the Company (with respect to any Common Shares issued and sold by the Company pursuant to Section 13 hereto) the respective numbers of Underwritten Securities set forth in Schedule I hereto (or the proportionate number of Common Shares to be issued and sold by the Company pursuant to Section 13, as the case may be) at $64.66 per share (the “Purchase Price”).
     (b) If all of the conditions to effectiveness set forth in Section 3 of the Forward Agreements are not satisfied on or prior to the Closing Date, each Forward Seller, individually, in its sole judgment, may choose not to borrow and deliver for sale the number of Common Shares set forth in Schedule I opposite the name of such Forward Seller under the column captioned “Number of Underwritten Securities to be Sold.” In addition, in the event that, in the sole judgment of any of the Forward Counterparties, its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement the full number of Common Shares set forth in Schedule I opposite the name of such affiliated Forward Seller or if, in such Forward Counterparty’s sole judgment, it would be impracticable to do so or would entail a stock loan cost in excess of a rate equal to 60 basis points per annum, then such Forward Seller shall only be required to deliver for sale the aggregate number of Common Shares that such Forward Seller is able, or determines is practicable, to so borrow at or below such cost.
     (c) If, pursuant to Section 3(b), a Forward Seller does not borrow and deliver for sale the number of Underwritten Securities set forth in Schedule I opposite the name of such Forward Seller under the column captioned “Number of Underwritten Securities to Be Sold”, such Forward Seller will use its best efforts to notify the Company no later than 5:00 p.m., New York City time, on the first business day prior to the Closing Date.
          4. Delivery and Payment. Payment for the Underwritten Securities shall be made to each Forward Seller (or, in the case of delivery of any Common Shares to be issued and sold by the Company in accordance with Section 13, to the Company) in Federal or other funds immediately available in New York City against delivery of such Underwritten Securities (or any Common Shares to be issued and sold by the Company pursuant to Section 13, as the case may be) for the account of the Underwriter at 10:00 a.m., New York City time, on December 7, 2006. Delivery of the Underwritten Securities, as well as any Common Shares issued and sold by the Company pursuant to Section 13 in lieu of such Underwritten Securities, shall be made at 10:00 a.m., New York City time, at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, on December 7, 2006, or at such time on such later date not more than three business days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company or as provided in

Section 13 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Underwritten Securities, as well as any Common Shares issued and sold by the Company pursuant to Section 13 in lieu of such Underwritten Securities, shall be made, and the Underwritten Securities, as well as any Common Shares issued and sold by the Company pursuant to Section 13 in lieu of such Underwritten Securities, shall be registered in such names and denominations, as the Underwriter shall have requested at least one full business day prior to the Closing Date.
          5. Offering by Underwriter. (a) It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the General Disclosure Package and the Prospectus.
     (b) The Underwriter hereby represents and agrees that:
     (i) (a) it has not made or will not make an offer of Common Shares to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (“FSMA”) except to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the Company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (“FSA”);
     (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the Company; and
     (iii) it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Common Shares in, from or otherwise involving the United Kingdom.
     (iv) in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Common Shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Common Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of shares to the public” in relation to any Common Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Shares to be offered so as to enable an investor to decide to purchase or subscribe the Common Shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     (v) the securities have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and the Underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
          6. Agreements. The Company agrees with the Forward Sellers, the Forward Counterparties and the Underwriter that:
     (a) The Company will comply with the requirements of Rule 430B. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any 462(b) Registration Statement (including any amendment or supplement through incorporation by reference of any report filed under the 1934 Act) unless the Company has furnished to the Underwriter and the Forward Sellers a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriter or the Forward Sellers, as the case may be, reasonably object. The Company has given the Underwriter and the Forward Sellers notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter and the Forward Sellers notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Underwriter and the Forward Sellers with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriter or the Forward Sellers, as the case may be, or counsel for the Underwriter or counsels to the Forward Sellers, as the case may be, shall reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the Commission pursuant to the applicable paragraph of 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter and the Forward Sellers of such timely filing. The Company will promptly advise the Underwriter and the Forward Sellers (a) of the effectiveness of any amendment to the Registration Statement, (b) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (c) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus or documents incorporated or deemed to be incorporated by reference therein, (d) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus with respect to the Securities or for additional information relating thereto, (e) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceedings for that purpose, and (f) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification, and, if issued, to obtain as soon as possible, the withdrawal thereof.
     (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the 1933 Act, the Company promptly will (1) notify the Underwriter and the Forward Sellers of any such event, (2) prepare and file with the Commission, subject to paragraph (a) of this Section 6, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to the Underwriter and the Forward Sellers in such quantities as they may reasonably request. If at any time after the date hereof, an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company will promptly notify the Underwriter and the Forward Sellers and will promptly amend or supplement in a manner reasonably satisfactory to the Underwriter and the Forward Sellers, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and the Forward Sellers and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriter’s delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 7 hereof.
     (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter and the Forward Sellers an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.
     (d) The Company will furnish to the Underwriter and the Forward Sellers and counsel for the Underwriter and counsels for the Forward Sellers signed copies of the Registration Statement (including exhibits thereto) a copy of the Registration Statement and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the 1933 Act, as many copies of any preliminary prospectus and the Prospectus as the Underwriter or the Forward Sellers, as the case may be, may reasonably request.
     (e) During the period from the date of this Agreement through the five year anniversary hereof or, in the case of the Forward Sellers, until the expiration or termination of the Forward Agreements, the Company will furnish upon request to the Underwriter and the Forward Sellers, as the case may be, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish upon request to the Underwriter and the Forward Sellers, as the case may be, as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to shareholders.
     (f) The Company represents and agrees that, unless it obtains the prior written consent of the Underwriter and the Forward Sellers, and the Underwriter agrees that, unless it obtains the prior written consent of the Company and the Forward Sellers, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus”, as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405; provided, however, that prior to the preparation of the Prospectus in accordance with Section 6(a), the Underwriter is authorized to use the information with respect to the final terms of the Securities set forth on Schedule II in communications orally conveying such information or other information contained in the General Disclosure Package to investors. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that is has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
     (g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (h) For a period from the date of the Prospectus through and including the 60 day following the date of the Prospectus (the “Lock-up Period”), the Company will not, without the prior written consent of the Underwriter, issue, offer, sell, contract to sell, hypothecate, pledge, grant or sell any option, right or warrant to purchase, or otherwise dispose of, or contract to dispose of, any Common Shares, any securities substantially similar to the Securities or the Common Shares or any other securities convertible into or exercisable or exchangeable for Common Shares or the Securities. However, these restrictions do not apply to (A) borrowings under the Company’s credit facilities, (B) the issuance of Common Shares upon conversion of the Company’s 3.50% Convertible Senior Notes due 2011, (C) any debt or equity securities issued in connection with acquisition transactions, including the acquisition of real property or interests therein, including mortgage or leasehold interests or in conjunction with any joint venture transaction to which the Company is or becomes a party, (D) securities issued in connection with the Company’s employee benefit plans, share option plans, long-term incentive plan and/or distribution reinvestment plans existing at the date of this Agreement, (E) securities issued pursuant to currently outstanding options, warrants or rights, (F) securities issued to IRRETI stockholders in connection with the IRRETI Agreement (as defined below) or (G) the delivery of Common Shares pursuant to the Forward Agreements.
          In the event that either (x) during the last 17 days of the Lock-up Period referred to above, the Company issues an earnings release or a press release announcing a significant event or (y) prior to the expiration of such Lock-up Period, the Company announces that it will release earnings results or issue a press release announcing a significant event during the 17-day period beginning on the last day of such Lock-up Period, the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the first day following the date of the earnings release or press release.
     (i) The Company will use its reasonable best efforts to meet the requirements to qualify, for the taxable year ended December 31, 2006 and for each of its succeeding taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company’s shareholders to remain so qualified, for taxation as a REIT under the Code.

     (j) The Company will use its best efforts to cause (i) the Common Shares to be issued pursuant to Physical Settlement (as such term is defined in the Forward Agreements) of each Forward Agreement and (ii) the Common Shares (if any) to be issued and sold by the Company pursuant to Section 13 hereto to be approved for listing on the New York Stock Exchange (the “NYSE”) as of the date such Common Shares are issued upon such Physical Settlement, the Closing Date.
     (k) Neither the Company nor the Subsidiaries will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any of their securities to facilitate the sale or resale of the Securities.
     (l) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any preliminary prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum or any supplement thereto and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the 1934 Act and the listing of the Securities on NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such filings); (viii) the fees and expenses of the Company’s accountants, counsel (including local and special counsel) and transfer agent and registrar; (ix) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Securities; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that except as provided in this Section 6 and Section 8, and as otherwise provided in the Forward Agreement, the Underwriter, Forward Sellers and Forward Counterparties will pay all of their costs and expenses, including fees and disbursements of their counsel.
     (m) During the period when the Prospectus is required to be delivered by the Underwriter under the 1933 Act or the 1934 Act, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

          7. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Underwritten Securities (or any Common Shares to be issued and sold by the Company pursuant to Section 13 in lieu thereof) shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, the Applicable Time and the Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
     (a) On the Closing Date, (i) the Registration Statement has become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter, (ii) each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), (iii) any material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433, (iv) the Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations, and (v) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered or made available to purchasers of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.
     (b) At the time of execution of this Agreement, the Underwriter and the Forward Sellers shall have received from PricewaterhouseCoopers llp a letter, addressed to the Underwriter, the Forward Sellers and the Forward Counterparties, dated the date hereof, in form and substance satisfactory to the Underwriter and the Forward Sellers, to the effect that:
     (i) they are independent accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act, and the related published rules and regulations; (iii) it is their opinion that the financial statements of the properties acquired or proposed to be acquired by the Company included in or incorporated by reference in the Company’s Registration Statement and covered by their opinions therein comply as to form with the applicable financial statement requirements of Rule 3-14 of the 1934 Act with respect to real estate operations acquired or to be acquired; (iv) they have performed limited procedures, not constituting an audit, including a reading of the latest available unaudited interim consolidated financial statements of the Company and its subsidiaries, a reading of the minute books of the Company and its subsidiaries, inquiries of certain officials of the Company and its subsidiaries who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that (A) the unaudited interim consolidated financial statements and financial statement schedules, if any, of the Company included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations thereunder or that any material modification should be made to the unaudited condensed interim financial statements included in or incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with GAAP, (B) the unaudited pro forma condensed financial statements included in or incorporated by reference in the Company’s Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the 1933 Act or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements, (C) the information included or incorporated by reference in the Registration Statement and the applicable Prospectus under the caption “Selected Consolidated Financial Data” did not conform in all material respects with the disclosure requirements of item 301 of Regulation S-K, or (D) at a specified date not more than three days prior to the date hereof, there has been any change in the capital shares of the Company or increase in the consolidated total debt of the Company or any decrease in total consolidated shareholders’ equity of the Company, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or, during the period from the date of the most recent consolidated statement of operations of the Company included or incorporated by reference in the Registration Statement and the Prospectus to a specified date not more than three days prior to the date hereof, there were any decreases, as compared with the corresponding period in the preceding year, in total consolidated revenues, or in consolidated net income of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (v) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iv) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by you, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.
     (c) At the time of execution of this Agreement, the Underwriter and the Forward Sellers shall have received from KPMG llp a letter, addressed to the Underwriter, the Forward Sellers and the Forward Counterparties, dated the date of such execution, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the audited financial statements of IRRETI included in the Company’s Current Report on Form 8-K, as filed with the Commission on December 4, 2006 and such other information included or incorporated by reference in the Prospectus as may reasonably be requested by the Underwriter and the Forward Sellers.
     (d) On the Closing Date, the Underwriter and the Forward Sellers shall have received from PricewaterhouseCoopers llp a letter, addressed to the Underwriter, the Forward Sellers and the Forward Counterparties, dated the Closing Date, to the effect that such accountants reaffirm, as of the Closing Date, and as though made on the Closing Date, the statements made in the letter furnished by such accountants pursuant to paragraph (b) of this Section 7, except that the specified date will be a date not more than three days prior to the Closing Date.
     (e) On the Closing Date, the Underwriter and the Forward Sellers shall have received from KPMG llp a letter, addressed to the Underwriter, the Forward Sellers and the Forward Counterparties, dated the Closing Date, to the effect that such accountants reaffirm, as of the Closing Date, and as though made on the Closing Date, the statements made in the letter furnished by such accountants pursuant to paragraph (c) of this Section 7.
     (f) On the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development that is reasonably likely to involve a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chairman and Chief Executive Officer or the President and Chief Operating Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change or development, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (iii) the conditions precedent set forth in this Section 7 have been satisfied or waived.
     (g) On the Closing Date, the Underwriter and the Forward Sellers shall have received from Baker & Hostetler llp, counsel for the Company, an opinion, addressed to the Underwriter, the Forward Sellers and the Forward Counterparties, dated as of the Closing Date, to the effect that:

     (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Ohio.
     (ii) The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.
     (iii) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it owns real property except where the failure to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
     (iv) If the Company has one or more significant subsidiaries, as defined in Rule 405 of the 1933 Act (each a “Significant Subsidiary”), each Significant Subsidiary has been duly incorporated or formed and is validly existing as a corporation, partnership, limited liability company or real estate investment trust in good standing or in full force and effect under the laws of the jurisdiction of its incorporation or formation, has corporate, partnership, limited liability company or real estate investment trust power and authority to own, lease and operate its properties and to conduct its business, and is duly qualified as a foreign corporation, partnership, limited liability company or real estate investment trust to transact business and is in good standing or full force and effect in each jurisdiction in which it owns real property, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise.
     (v) The outstanding capital shares of the Company, including the Securities (other than any Securities to be sold by the Company pursuant to Section 13) have been duly authorized, validly issued, and are fully paid and non-assessable. All of the issued and outstanding capital stock of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of such counsel’s knowledge, are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.
     (vi) Any Securities to be sold by the Company pursuant to Section 13 have been duly and validly authorized by all necessary corporate action and such Securities have been duly authorized for issuance and sale pursuant to this Agreement and such Securities, when issued and delivered pursuant to this

Agreement against payment of the consideration therefor specified herein will be validly issued, fully paid and non-assessable.
     (vii) None of the Securities will have been issued or sold in violation of or be subject to any preemptive or other similar rights of any shareholder of the Company arising by operation of law or under the Articles of Incorporation or Code of Regulations or, to the best of their knowledge, otherwise.
     (viii) The Common Shares, if any, to be purchased by the Forward Counterparties pursuant to the Forward Agreements from the Company have been duly authorized by the Company for issuance and sale pursuant to the Forward Agreements and, when issued and delivered by the Company to the Forward Counterparties pursuant to the Forward Agreements against payment of the consideration set forth in the Forward Agreements, will be validly issued, fully paid and non-assessable and will not have been issued or sold in violation of or be subject to any preemptive or other similar rights of any shareholder of the Company arising by operation of law or under the Articles of Incorporation or Code of Regulations.
     (ix) Each of the Forward Agreements has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, re-organization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (x) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.
     (xi) The Registration Statement and the Prospectus (other than the financial statements, related schedules and other financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus, as to which no opinion need be rendered) as of their respective effective or issue dates, comply as to form in all material respects with the requirements for registration statements on Form S-3 under the 1933 Act and the 1933 Act Regulations.
     (xii) Each document filed pursuant to the 1934 Act (other than the financial statements, related schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

     (xiii) The Securities conform in all material respects to the statements relating thereto contained in the Prospectus.
     (xiv) No facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement or any amendment thereto, at the time of filing of the Company’s Annual Report or as of the “new effective date” with respect to the Underwriter of the Securities pursuant to, and within the meaning of, Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, or any amendment or supplement thereto, as of its date or on the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, related notes and schedules and other financial and statistical information included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no statement). With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement
     (xv) To the best of their knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Prospectus, other than those disclosed therein, and, to the best of their knowledge, all pending legal or governmental proceedings to which the Company or its Significant Subsidiaries is a party or of which any of the property of the Company or its subsidiaries is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the business of the Company and its subsidiaries considered as one enterprise.
     (xvi) To the best of their knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects.
     (xvii) No authorization, approval or consent of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement or the Forward Agreements, except such as may be required under the 1933 Act, the 1934 Act, and state securities laws or Blue

Sky laws or real estate syndication laws; to the best of their knowledge, the execution and delivery of this Agreement and the Forward Agreements and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not (A) constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Significant Subsidiary is a party or by which they are bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, except where such breach, default, creation or imposition would not have a material adverse effect on the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, nor will such action (B) result in violation of the provisions of the Articles of Incorporation, Code of Regulations or other organizational document of the Company or any Significant Subsidiary or any applicable law, administrative regulation or administrative or court order or decree.
     (xviii) Neither the Company nor any Significant Subsidiary is, or will be after the consummation of the transactions contemplated by this Agreement and the Forward Agreements, required to be registered under the 1940 Act.
     (xix) The information in the Prospectus under the captions “Description of Common Shares,” “Certain Anti-Takeover Provisions of Ohio Law” and “Certain Federal Income Tax Considerations,” and, if applicable, any similar matters set forth in the Prospectus Supplement under a caption or captions to be set forth in such opinion, to the extent that it constitutes matters of law or legal conclusions, has been reviewed by them and is correct in all material respects.
     (xx) The Company has qualified as a REIT for each of its taxable years ended December 31, 1993 through 2005 and the Company is organized in conformity with the requirements for qualification as a REIT, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.
     (xxi) The IRRETI Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); to the best of their knowledge, compliance by the Company with its obligations thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Code of Regulations or, to the best of such counsel’s knowledge, any law, administrative regulation or administrative or court order or decree; no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by the IRRETI Agreement, except such as has been obtained or are contemplated; and statements in the Prospectus relating to the IRRETI Agreement are correct in all material respects.
     (h) On the Closing Date, the Underwriter and the Forward Seller shall have received from Sidley Austin llp, counsel for the Underwriter, addressed to the Underwriter, the Forward Sellers and the Forward Counterparties, their opinion or opinions dated the Closing Date with respect to the matters set forth in (i), (vi) (only as to the second sentence), (vii) (only as to operation of law and only with respect to Securities to be sold by the Company pursuant to Section 13), (viii) (only as to operation of law), (ix), (x), (xi), (xiii), and (xiv) of subsection (g) of this Section, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.
     In giving their opinions, Sidley Austin llp may rely as to matters involving the laws of the State of Ohio upon the opinion of Baker & Hostetler llp, and Baker & Hostetler llp may rely as to matters involving the laws of the State of New York upon the opinion of Sidley Austin llp. Baker & Hostetler llp and Sidley Austin llp may rely (i) as to the qualification of the Company or its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials, telephonic confirmation by representatives of such states or confirmation from information contained on the websites of such states and (ii) as to matters of fact, upon certificates and written statements of officers and employees of and accountants for the Company or its subsidiaries.
     (i) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, there shall not have been (i) any change, or any development involving a prospective change, in the condition (financial or otherwise), earnings, business or operations of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package or the Prospectus the effect of which is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any supplement thereto), the General Disclosure Package and the Prospectus (exclusive of any supplement thereto), or (ii) any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act;

     (j) On or prior to the Closing Date, the Underwriter shall have received lock-up agreements substantially in the form of Exhibit C hereto (the “Lock-up Agreements”) from each of the executive officers and directors listed on Schedule III hereof.
     (k) The Common Shares reserved for listing upon issuance following Physical Settlement (as such term is defined in the Forward Agreements) of each Forward Agreement and the Common Shares (if any) to be sold by the Company pursuant to Section 13 hereto shall have been approved for listing on the NYSE, subject only to official notice of issuance.
     (l) The Company shall have furnished to the Underwriter and the Forward Sellers, as the case may be, such additional certificates as the Underwriter or the Forward Sellers, as the case may be, may have reasonably requested as to the accuracy, at and as of the Closing Date, of the representations and warranties made herein by them, as to compliance, at and as of the Closing Date, by them with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date, and as to other conditions to the obligations of the Underwriter hereunder.
     Any certificate or document signed by any officer or representative of the Company and delivered to the Underwriter, the Forward Sellers or the Forward Counterparties, as the case may be, or to counsel for the Underwriter or counsels to the Forward Counterparties, as the case may be, shall be deemed a representation and warranty by the Company to the Underwriter, the Forward Sellers or the Forward Counterparties, as the case may be, as to the statements made therein.
     The Company will furnish the Underwriter, the Forward Sellers and the Forward Counterparties with such conformed copies of such opinions, certificates, letters and documents as the Underwriter, the Forward Sellers or the Forward Counterparties, as the case may be, reasonably request. The Underwriter and the Forward Sellers may in their sole discretion waive compliance with any conditions to the obligations of the Underwriter or the Forward Seller, as the case may be, hereunder, whether in respect of the Closing Date or otherwise.
     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 7 shall be delivered at the offices of Sidley Austin llp, counsel for the Underwriter, at 787 Seventh Avenue, New York, NY 10019, on the Closing Date.
          8. Reimbursement of Underwriter’s Expenses. If the sale of the Securities provided for herein is not consummated because of any termination pursuant to Section 7 or Section 11 hereof, the Company will reimburse the Underwriter, the Forward Sellers and the Forward Counterparties severally through the Underwriter or the Forward Sellers, as the case may be, on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter (including, for this purpose, any affiliated broker-dealer of the Underwriter participating as an initial seller in the offering of the Securities) and each person who controls the Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Forward Seller and Forward Counterparty and each person, if any, who controls any Forward Seller or Forward Counterparty within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment thereof, including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or are caused by the omission or alleged omission to state therein a material fact required to be stated therein (with respect to the Prospectus only, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company relating to the Underwriter, Forward Seller or Forward Counterparty furnished to the Company in writing by the Underwriter. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) The Underwriter agrees to indemnify and hold harmless the Company and each of the Company’s directors and each of the Company’s officers who signed the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Forward Seller and Forward Counterparty and each person, if any, who controls any Forward Seller or Forward Counterparty within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.
     (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and the indemnifying party is materially prejudiced by such failure and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Forward Sellers and the Underwriter severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Forward Sellers or Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Forward Sellers and the Underwriter on the other from the offering of the Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Forward Sellers and the Underwriter severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Company on the one hand and of the Forward Sellers or of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Company, the Forward Sellers and the Underwriter in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company (which benefits shall be deemed equal to the proceeds that would be received by the Company upon Physical Settlement of the Forward Agreements assuming a Forward Price (as such term is defined in the Forward Agreements) equal to the Purchase Price of all of the Securities, the proceeds received by the Underwriter from the sale of the Securities less the Purchase Price of all of the Securities and the Spread (as such term is defined in the Forward Agreements) that would be received by the Forward Counterparty affiliated with such Forward Seller net of any costs incurred by such Forward Counterparty under the relevant Forward Agreement, respectively, bear to the sum of the aggregate public offering price of the Securities and the amount of such Spread. The relative fault of the Company, the Forward Sellers and the Underwriter shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Forward Sellers and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Underwriter, a Forward Seller or a Forward Counterparty within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Underwriter, Forward Seller or Forward Counterparty, and each person who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company subject in each case to the applicable terms and conditions of this paragraph (d).
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company and each Forward Seller prior to delivery of and payment for the Securities, (a) if at any time prior to such time: (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the NYSE, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services has occurred in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto), or (iv) if there has been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change or any development that is reasonably likely to involve a material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or in its earnings, business affairs or business prospects, whether or not arising in the ordinary course of business or (b) as provided in Sections 7 and 11 of this Agreement.
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or any officer of any of the Company, the Forward Sellers and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, Forward Seller or Forward Counterparty or the Company or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.
          12. Additional Issuance and Sale by the Company. (a) In the event that (i) all of the conditions to effectiveness set forth in Section 3 of the applicable Forward Agreement are not satisfied on or prior to the Closing Date, and a Forward Seller elects, pursuant to Section 3(b), not to deliver its portion of the Underwritten Securities, or (ii) in the sole judgment of a Forward Counterparty, its affiliated Forward Seller is unable to borrow and deliver for sale under this Agreement the full number of Common Shares set forth in Schedule I opposite the name of such affiliated Forward Seller or if, in such Forward Counterparty’s sole judgment, it would be impracticable to do so or would entail a stock loan cost in excess of 60 basis points per annum, the Company shall issue and sell in whole but not in part a number of Common Shares equal to the number of shares that such Forward Seller does not deliver. The Underwriter shall have the right to postpone the Closing Date for a period not exceeding one (1) business day in order to effect any required changes in any documents or arrangements.
          A Forward Seller shall have no liability whatsoever for any Securities it does not deliver to the Underwriter or any other party if such Forward Seller (i) elects, pursuant to Section 3(b) not to deliver Securities because all of the conditions to effectiveness set forth in Section 3 of the applicable Forward Agreement have not been satisfied or (ii) is unable to borrow and deliver for sale under this Agreement all of the Securities it is required to deliver hereunder or, in the relevant Forward Counterparty’s sole judgment, it would be impracticable to do so or would entail a stock loan cost in excess of a rate equal to 60 basis points per annum.
          13. No Fiduciary Relationship. The Company acknowledges and agrees that the Underwriter are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriter are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.
          14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed to 85 Broad Street, New York, NY 10004, Attention: Registration Department, and, if sent to the Forward Sellers, will be mailed to (i) Deutsche Bank at 60 Wall Street, New York, NY 10005, Attention: Andrew Yaeger and Lee Frankenfield; Telephone Nos. (212) 250-2717 and (212) 250-4980; Facsimile No. (212) 797-8826, (ii) Merrill Lynch at Four World Financial Center, North Tower, New York, NY 10080, Attention: Jeff Horowitz and (iii) JPMorgan, c/o JPMorgan Chase Bank, National Association, 277 Park Avenue, 9th Floor, New York, NY 10172, Attention: Equity Derivatives Group; Telephone No. (212) 622-5270; Facsimile No. (212) 622-0105. Notices to the Company shall be directed to it at 3300 Enterprise Parkway, Beachwood, Ohio 44122, Attention: Scott A. Wolstein, Chairman and Chief Executive Officer.
          15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons and directors referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. WAIVER OF JURY TRIAL. THE COMPANY, THE FORWARD SELLERS AND THE UNDERWRITER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          18. Counterparts. This Agreement may be signed in one or more counterparts (including by facsimile), each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Forward Sellers and the Underwriter.

Very truly yours, DEVELOPERS DIVERSIFIED REALTY CORPORATION
By:	/s/ William H. Schafer
	Name:	William H. Schafer
	Title:	Executive Vice President and Chief Financial Officer

DEUTSCHE BANK SECURITIES INC., Acting in its capacity as Forward Seller and as agent for Deutsche Bank AG London
By:	/s/ John Farry
	Name:	John Farry
	Title:	Managing Director

By:	/s/ Jonathan Miller
	Name:	Jonathan Miller
	Title:	Director

DEUTSCHE BANK AG LONDON,
Acting in its capacity as Forward Counterparty,
solely as the recipient and/or beneficiary of certain
representations, warranties, covenants and
indemnities set forth in this Agreement

By:	/s/ Sunil Hariani
	Name:	Sunil Hariani
	Title:	Attorney-in-Fact

By:	/s/ Richard Kennedy
	Name:	Richard Kennedy
	Title:	Attorney-in-Fact

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, Acting in its capacity as Forward Seller and as agent for Merrill Lynch International
By:	/s/ Dariush Maanavi
	Name:	Dariush Maanavi
	Title:	Head of Americas Equity Derivative Originiation

MERRILL LYNCH INTERNATIONAL
Acting in its capacity as Forward Counterparty,
solely as the recipient and/or beneficiary of certain
representations, warranties, covenants and
indemnities set forth in this Agreement

By:	/s/ Michael Hammond
	Name:	Michael Hammond
	Title:	Authorized Person

J.P. MORGAN SECURITIES INC., Acting in its capacity as Forward Seller and as agent for JPMorgan Chase Bank, National Association
By:	/s/ Bill Contente
	Name:	Bill Contente
	Title:	Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
Acting in its capacity as Forward Counterparty,
solely as the recipient and/or beneficiary of certain
representations, warranties, covenants and
indemnities set forth in this Agreement

By:	/s/ Bill Contente
	Name:	Bill Contente
	Title:	Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

SCHEDULE I

Number of Underwritten
Name	Securities to be sold
Deutsche Bank Securities Inc.	5,799,568
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,899,783
JPMorgan Chase Bank, National Association	2,899,783

SCHEDULE II
SPECIFY EACH ISSUER FREE WRITING PROSPECTUS OR OTHER INFORMATION CONVEYED ORALLY BY UNDERWRITER TO
PURCHASERS INCLUDED IN THE GENERAL DISCLOSURE PACKAGE
None

SCHEDULE III
List of Persons to Sign Lock-up Agreements
Dean S. Adler
Terrance R. Ahern
Joan U. Allgood
Richard E. Brown
Timothy J. Bruce
Robert H. Gidel
Daniel B. Hurwitz
David M. Jacobstein
Victor B. MacFarlane
Craig Macnab
Scott D. Roulston
William H. Schafer
Barry A. Sholem
William B. Summers, Jr.
Robin Walker-Gibbons
Scott A. Wolstein

8

[Form of Lock-Up Agreement]	Exhibit C
December 4, 2006
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
          Re: Developers Diversified Realty Corporation — Lock-Up Agreement
Ladies and Gentlemen:
     We refer to the Underwriting Agreement (the “Underwriting Agreement”), dated December 4, 2006, between Developers Diversified Realty Corporation, an Ohio corporation (the “Company”), the Forward Sellers (as defined therein), the Forward Counterparties (as defined therein) and you as the Underwriter (the “Underwriter”) named therein, relating to the underwritten public offering (the “Offering”) of Common Shares, without par value, (the “Shares”), of the Company. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement.
     In consideration of the agreement by the Underwriter to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date 60 days after the date of the final Prospectus covering the public offering of the Shares (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Shares of the Company, or any options or warrants to purchase any Common Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Common Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission (collectively, the “Undersigned’s Shares”). In the event that either (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or a press release announcing a significant event or (y) prior to the expiration of the Lock-Up Period, the Company announces that the Company will release earnings results or a press release announcing a significant event during the 17-day period beginning on the last day of the Lock-Up Period, the restrictions described above shall continue to apply until the expiration of the 17-day period beginning on the first day following the date of the earnings release or press release.
     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the

     Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.
     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Underwriter. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
     The undersigned understands that the Company and the Underwriter are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.
     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.
     Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

Print Name:

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